      As filed with the Securities and Exchange Commission on May 10, 2001

                                                 Registration No. [   ]-[      ]
                                                                   ---   ------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                          IMPERIAL PARKING CORPORATION
               --------------------------------------------------
               (Exact Name of issuer as specified in its charter)


               DELAWARE                                      31-1537375
   -------------------------------                       -------------------
   (State or Other Jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)


                             601 WEST CORDOVA STREET
                                    SUITE 300
                          VANCOUVER, BC CANADA V6B 1G1
                                 (604) 681-7311
                     ---------------------------------------
                    (Address of principal executive offices)

                                 --------------

                          IMPERIAL PARKING CORPORATION
                            2000 STOCK INCENTIVE PLAN
                          ----------------------------
                            (Full title of the plan)

                                 --------------

                               CHARLES HUNTZINGER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          IMPERIAL PARKING CORPORATION
                             601 WEST CORDOVA STREET
                                    SUITE 300
                          VANCOUVER, BC CANADA V6B 1G1
                     ---------------------------------------
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (604) 681-7311



                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
TITLE OF SHARES           AMOUNT TO BE             PROPOSED                  PROPOSED                 AMOUNT OF
TO BE REGISTERED          REGISTERED               MAXIMUM                   MAXIMUM                  REGISTRATION
                                                   OFFERING PRICE            AGGREGATE                FEE
                                                   PER SHARE(1)              OFFERING PRICE(1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value      315,000 shares            $22.15                  6,977,250                  $1,744
$.01 per share)
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, using the average of the high and low sale prices reported on the American Stock Exchange on May 7, 2001.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of Imperial Parking Corporation 2000 Stock Incentive Plan.


                                     PART I

ITEM 1.   PLAN INFORMATION.

          Not included pursuant to Form S-8 instructions.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not included pursuant to Form S-8 instructions.


                                     PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          Imperial Parking Corporation (the "Company") hereby incorporates herein by reference the following documents:

          (1) The Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission (the "Commission") on January 20, 2000 (Registration No. 001-15629), including any amendments thereto and any reports filed for the purpose of updating such description (the "Registration Statement");

          (2) The Company's annual report on Form 10-K for the period ended December 31, 2000;

          (3) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after March 31, 2000; and

          (4) The description of the Company's Capital Stock contained in the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission (the "Commission") on January 20, 2000 (Registration No. 001-15629), including any amendments thereto and any reports filed for the purpose of updating such description (the "Registration Statement").


          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


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

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, officers, employees and agents of corporations under certain limitations.

          The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

          STATUTORY PROVISIONS

          Section 102(b)(7) of the Delaware Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

          Section 145 of the Delaware Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.


          An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware Law. The indemnification provided by the Delaware Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          THE COMPANY'S CHARTER AND BYLAW PROVISIONS

          The Company's Certificate of Incorporation limits the director's liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the Delaware Law as described above under "Statutory Provisions."

          The Company's Bylaws extend indemnification rights to the fullest extent authorized by the Delaware Law to directors and officers involved in any action, suit or proceeding where the basis of such involvement is such person's alleged action in an official capacity or in any other capacity while serving as a director or officer in the Company. In addition, the Bylaws permit the Company to maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not the Company would have the power to indemnify such person under the Delaware Law.

          INDEMNIFICATION AGREEMENTS

          The Company has entered into Indemnification Agreements with each of its directors and with its Chief Financial Officer, J. Bruce Newsome, pursuant to which the Company has agreed to advance expenses for the defense of and to indemnify such persons to the fullest extent permitted by applicable law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.



 Exhibit No.                              Exhibit
 -----------                              -------

     3.1 Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form 10, filed with the Commission on January 20, 2000 (Registration No. 001-15629 (the "2000 Registration Statement")).

     3.2 By-Laws of the Company, as amended (incorporated by reference from the 2000 Registration Statement).

     4.1 Imperial Parking Corporation 2000 Stock Incentive Plan (incorporated by reference from the 2000 Registration Statement).

      5          Opinion of Akin, Gump, Strauss, Hauer & Feld, LLP

    23.1         Consent of KPMG LLP, chartered accountants.

 Exhibit No.                              Exhibit
 -----------                              -------

    23.2         Consent of Akin, Gump, Strauss, Hauer & Feld, LLP (contained in
                 Exhibit 5)

    24.1         Power of Attorney (included on signature page of this Form
                 S-8).


ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on this day of March 30, 2000.

                                       IMPERIAL PARKING CORPORATION


                                       /s/  CHARLES HUNTZINGER
                                       By:    Charles Huntzinger
                                              President and Chief Executive
                                              Officer


                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of Imperial Parking Corporation hereby severally constitutes and appoints William Ackman, Charles Huntzinger, Todd Croll and Bruce Newsome, and each of them severally, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement and any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ CHARLES HUNTZINGER      President and Chief Executive Officer              March 30, 2001
Charles Huntzinger          and Director

/s/ J. BRUCE NEWSOME        Senior Vice President, Finance, Secretary          March 30, 2001
J. Bruce Newsome            and Chief Financial Officer


/s/ BRYAN L. WALLNER        Senior Vice President, Operations and              March 30, 2001
Bryan L. Wallner            Chief Operating Officer

/s/ DAVID SCHONBERGER       Vice President                                     March 30, 2001
David Schonberger

/s/ WILLIAM A. ACKMAN       Chairman and Director                              March 30, 2001
William A. Ackman

/s/ DANIEL P. FRIEDMAN      Vice Chairman and Director                         March 30, 2001
Daniel P. Friedman

/s/ TALTON R. EMBRY         Director                                           March 30, 2001
Talton R. Embry

/s/ ARMAND E. LASKY         Director                                           March 30, 2001
Armand E. Lasky

/s/ BETH A. STEWART         Director                                           March 30, 2001
Beth A. Stewart

/s/ MARY ANN TIGHE          Director                                           March 30, 2001
Mary Ann Tighe

/s/ DAVID J. WOODS          Director                                           March 30, 2001
David J. Woods

                                INDEX TO EXHIBITS

          The following is a complete list of exhibits filed as part of this registration statement:

 Exhibit No.                              Exhibit
 -----------                              -------

     3.1 Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form 10, filed with the Commission on January 20, 2000 (Registration No. 001-15629 (the "2000 Registration Statement")).

     3.2 By-Laws of the Company, as amended (incorporated by reference from the 2000 Registration Statement).

     4.1 Imperial Parking Corporation 2000 Stock Incentive Plan (incorporated by reference from the 2000 Registration Statement)

      5          Opinion of Akin, Gump, Strauss, Hauer & Feld, LLP

    23.1         Consent of KPMG LLP, chartered accountants.

    23.2         Consent of Akin, Gump, Strauss, Hauer & Feld, LLP (contained in
                 Exhibit 5)

    24.1         Power of Attorney (included on signature page of this Form
                 S-8).